EXHIBIT 4.3

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12
OF THE SECURITIES EXCHANGE ACT
Central Valley Community Bancorp (“we,” “our” or “Company”) has only one class of securities registered under the Securities Exchange Act of 1934, as amended, consisting of our common stock, no par value per share (“Common Stock”). The following description of our Common Stock is a summary only and does not purport to be complete, as such description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles”) and our Revised and Restated Bylaws (the “Bylaws”), which are incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Annual Report on Form 10-K. The Company encourages you to read the Articles, the Bylaws and the applicable provisions of the California General Corporation Code, for additional information.
General
Our authorized capital stock consists of 80,000,000 shares of Common Stock, 1,000,000 shares of non-voting common stock, no par value (“Non-Voting Common Stock”) and 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. As of [•], there were [•] shares of Common Stock issued and outstanding, and no shares of Non-Voting Common Stock or Preferred Stock were issued and outstanding. All of our issued and outstanding shares of Common Stock are fully paid and non-assessable.
Description of Common Stock
Relationship to Non-Voting Common Stock
Subject to the rights and preferences granted to holders of the Preferred Stock then outstanding, if any, and except with respect to voting rights, holders of our Common Stock and holders of our Non-Voting Common Stock then outstanding, if any, will rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information we may distribute with respect to such meetings.
Dividends
Holders of our Common Stock and holders of our Non-Voting Common Stock then outstanding, if any, are equally entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared on, or effected with respect to, our Common Stock or Non-Voting Common Stock then outstanding, if any, unless the shares of Common Stock and Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of Common Stock or Non-Voting Common Stock, shares of Common Stock shall only be entitled to receive shares of Common Stock and shares of Non-Voting Common Stock shall only be entitled to receive shares of Non-Voting Common Stock. The ability of our Board of Directors to declare and pay dividends on our Common Stock and Non-Voting Common Stock is subject to the laws of the state of California, applicable federal and state banking laws and regulations, and the terms of any senior securities (including Preferred Stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by our wholly owned banking subsidiary, Central Valley Community Bank, on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from Central Valley Community Bank.
Voting Rights
Each holder of Common Stock is entitled to one vote for each share of record held on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of Preferred Stock. Holders of Common Stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. Holders of our Non-Voting Common Stock then outstanding, if any, do not have any voting power and are not entitled to vote on any matter, except as otherwise required by law.

Liquidation Rights
In the event of the liquidation, dissolution or winding up of the Company, holders of our Common Stock and holders of our Non-Voting Common Stock then outstanding, if any, are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding Preferred Stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.
Preemptive and Other Rights
Holders of our Common Stock are not entitled to any preemptive, subscription, redemption, exchange or conversion rights, and no sinking fund will be applicable to the Common Stock.
Our Bylaws provide that special meetings of shareholders may only be called by our Chairman, our President, the board of directors or by the holders of not less than 10% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Our Bylaws provide that shareholders seeking to make nominations of candidates for election as directors must provide timely notice of their intent. Notice of intention to make any nominations must be made in writing and delivered or mailed to the President of the Company not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate must be mailed or delivered to the President of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by the Bylaws, no notice of intention to make nominations will be required. The notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying shareholder.
Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum, by (a) a majority of the directors then in office, (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of a majority entitled to vote thereon, or (c) a sole remaining director. A vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of a majority entitled to vote thereon.
New Bylaws may be adopted or the Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our Bylaws also provide that except for changing the authorized number of directors, our Bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Accordingly, our board could take action to amend our Bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
The Articles provide special voting requirements for certain business combinations. For this purpose a “Business Combination” is defined as (a) any merger of the Company with or into any other Company, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; (b) any sale, lease, exchange or other disposition (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; (c) any sale, lease, exchange or other disposition (in one transaction or a series of related transactions) to the Company or any subsidiary of the Company of any assets in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) constituting 5% or more of the outstanding securities of the Company after such exchange by any other corporation, person or entity which is the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company; or (d) any reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of the Company’s voting securities remaining after any other Company, person or other entity has acquired 5% or more of the total voting power of the outstanding voting securities of the Company.

The affirmative vote required by this Article will be in addition to the vote of the holders of any class or series of stock of the Company otherwise required by law, or these Articles of Incorporation, or the resolution providing for the issuance of a class or series of stock which has been adopted by the board of directors, or any agreement between the Company and any national securities exchange.
No Business Combination shall be effected unless it is approved at an annual meeting or a special meeting of the Company’s shareholders called for that purpose. The affirmative vote in person or by proxy of the holders of not less than eighty percent (80%) of the voting power of the outstanding securities of the Company shall be required for approval of any such Business Combination. No Business Combination may be approved by action by written consent of the shareholders of the Company.
Additional voting requirements are required for a Business Combination with a Acquiring Entity (a corporation, person or other entity which the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company). Without the affirmative vote in person or by proxy of the holders of not less than one hundred percent (100%) of the outstanding voting securities of the Company, no Business Combination may be effected unless all of the following conditions, to the extent applicable, are fulfilled: (a) the Acquiring Entity shall not have acquired any voting securities, directly or indirectly, from the Company except in a Business Combination to which the these following requirements did not apply; (b) after the time when the Acquiring Entity became the beneficial owner, directly or indirectly, of 5% or more of the total voting power of the outstanding voting securities of the Company, the Acquiring Entity shall not have (i) received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges or other financial assistance or tax benefits provided, directly or indirectly, by the Company, or (ii) made or caused to be made any major change in the Company’s business or equity capital structure without the unanimous approval of the directors of the Company then in office, and (c) a proxy statement complying with the requirements of the Securities Exchange Act of 1934, or any similar or superseding federal statute, as at the time in effect (whether or not the provisions of such act or statute shall be applicable to the Company) shall be mailed to shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which any of the directors may choose to state and an opinion of a reputable investment banking firm stating that the terms of the Business Combination are fair from the point of view of both the Company and the shareholders of the Company other than an Acquiring Entity.
The foregoing is qualified in its entirety by reference to our Articles and Bylaws, both of which are on file with the SEC.
Section 1203 of the Corporations Code of California includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing in control or management of the Company. If an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.
Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the California Department of Business Oversight has approved such acquisition of control. A person would be deemed to have acquired control of the Company if such person, directly or indirectly, has the power (a) to vote 25% or more of the voting power of the Company or (b) to direct or cause the direction of the management and policies of the Company. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control the Company.
The Bank Holding Company Act of 1956, as amended, generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company.
The foregoing provisions of California and federal law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.
Listing
Our Common Stock is listed for trading on the NASDAQ Capital Market under the trading symbol “CVCY.”